As filed with the Securities and Exchange Commission on November 8, 2006

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Turkcell Iletisim Hizmetleri A.S.

(Exact name of registrant as specified in its charter)

Turkcell

(Translation of Registrant’s name into English)

The Republic of Turkey

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Turkcell Plaza
Mesrutiyet Caddesi No: 153
34430 Tepebasi
Istanbul, Turkey
Tel: +90 (212) 313 10 00

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 8th Avenue 13th floor
New York, New York 10011
Tel: +1 (212) 590-9330

(Name, address and telephone number of agent for service)

Copies to:

James M. Bartos
Shearman & Sterling LLP
9 Appold Street
London EC2A 2AP, England
Tel: +44 (20) 7655-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares(1), warrants and rights to purchase ordinary shares	Indeterminate(2)	$0	(3)

(1)             The ordinary shares may be represented by American Depositary Shares, each of which represents two and one-half ordinary shares. American Depositary Shares, evidenced by American Depositary Receipts, issuable on deposit of ordinary shares, have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-120618).

(2)             An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)             In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Turkcell Iletisim Hizmetleri A.S.

This prospectus offers:

Ordinary Shares, Nominal Value TRY 1.000, of Turkcell Iletisim Hizmetleri A.S.
     in the form of Ordinary Shares or American Depositary Shares
Warrants to Purchase Ordinary Shares of Turkcell Iletisim Hizmetleri A.S.
Rights to Purchase Ordinary Shares of Turkcell Iletisim Hizmetleri A.S.

We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Our American depositary shares, or ADSs, each of which represents two and one-half ordinary shares, are listed on the New York Stock Exchange under the symbol “TKC”. Our ordinary shares are listed on the Istanbul Stock Exchange under the symbol “TCELL”.

Investing in these securities involves risks. See “3.D  Risk Factors” starting on page 8 of our Form 20-F for the year ended December 31, 2005, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 8, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports with the United States Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy certain documents we submit to the New York Stock Exchange at its offices at 20 Broad Street, New York, New York 10005. We maintain a website at http://www.turkcell.com.tr/.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference our annual report on Form 20-F for the year ended December 31, 2005 (our “Form 20-F”) filed on April 13, 2006 and amended on November 8, 2006, and two of our reports on Form 6-K filed on November 8, 2006, which contain (i) our consolidated financial statements for the nine months ended September 30, 2006, prepared in accordance with accounting principles generally accepted in the United States of America and (ii) our consolidated financial statements for the nine months ended September 30, 2006, prepared in accordance with International Financial Reporting Standards, respectively.

We incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus. This prospectus is part of a registration statement filed with the SEC.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

Upon written or oral request, we will provide to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following mailing or e-mail addresses or telephone number:

Turkcell Iletisim Hizmetleri A.S.
Attention: Investor Relations
Turkcell Plaza
Mesrutiyet Caddesi No: 153
34430 Tepebasi
Istanbul, Turkey

Telephone: +90 212 313 1888
Fax: +90 212 292 9322
E-mail: investor.relations@turkcell.com.tr

You should rely only on the information incorporated by reference or provided in this prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business. You should consider any forward-looking statements in light of the risks and uncertainties described in the information contained or incorporated by reference in this prospectus. See “Where You Can Find More Information”. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the future events described in this prospectus may not occur.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a public company incorporated under the laws of the Republic of Turkey. All of our directors and officers, and the experts named herein, reside outside the United States. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

In addition, substantially all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in US courts predicated on the civil liability provisions of the federal securities laws of the United States.

We have been advised by Taboglu, Ates & Demirhan, our Turkish counsel, that the courts of Turkey will not enforce any judgment obtained in a court established in a country other than Turkey unless either:

•       there is in effect a treaty between such country and Turkey providing for reciprocal enforcement of court judgments;

•       there is de facto enforcement in such country of judgments rendered by Turkish courts; or

•       there is a provision in the law of such country that provides for the enforcement of judgments of Turkish courts.

In addition, the courts of Turkey will not enforce any judgment obtained in a court established in a country other than Turkey if:

•       the court rendering the judgment did not have jurisdiction to render such judgment;

•       the defendant was not duly summoned or represented or the defendant’s fundamental procedural rights were not observed;

•       the judgment in question was rendered with respect to a matter within the exclusive jurisdiction of the courts of Turkey;

•       the judgment is clearly against public policy rules of Turkey;

•       the judgment is not final and binding and with no further recourse for appeal under the laws of the country where the judgment has been rendered; or

•       the judgment is not of a civil nature.

THE COMPANY

We are headquartered in Istanbul, Turkey and are the leading provider of mobile services in Turkey in terms of number of subscribers (based on our estimates and announcements made by other operators). We provide high-quality mobile voice and data services over our GSM network. We have developed one of the premier mobile brands in Turkey by differentiating ourselves from our competition in areas such as quality of service. As part of our focus on subscriber service and subscriber growth, we have introduced a wide range of mobile services for various subscriber needs in order to attract new customers and retain existing ones.

Through a state-of-the-art GSM network, we provide comprehensive coverage of an area that as of September 30, 2006, included 100% of the population living in cities of 10,000 or more, 99.96% of the population living in cities of 5,000 or more people and 99.93% of the population living in cities of 3,000 or more people. Coverage also includes substantially the entire Mediterranean and Aegean coastline of Turkey. As of October 27, 2006, we provided service to our subscribers in 193 countries through roaming agreements with 536 operators.

We operate under a 25-year GSM license, which we were granted in April 1998 upon payment of an upfront license fee of $500 million. At this time we also entered into an interconnection agreement with Turk Telekom providing for the interconnection of our network with Turk Telekom’s fixed-line network which was amended on September 20, 2003. Under our license, we pay the Turkish Treasury a monthly ongoing license fee equal to 15% of gross revenue. Of that monthly ongoing license fee, 10% goes to the Ministry of Transportation for the Universal Services Fund. Under the interconnection agreement between us and Turk Telekom, our network is interconnected to the Turk Telekom fixed-line network.

Turkcell Iletisim Hizmetleri A.S., or Turkcell, a joint stock company organized and existing under the laws of the Republic of Turkey, was formed in 1993 and commenced operations in 1994. Our principal shareholders are Sonera Holding (formerly known as Telecom Finland Ltd., and currently owned by TeliaSonera) the Cukurova Group and Alfa Group (through its Altimo subsidiary). The address of our principal office is Turkcell Iletisim Hizmetleri A.S., Turkcell Plaza, Mesrutiyet Caddesi, No. 153, 34430 Tepebasi, Istanbul, Turkey. Our telephone number is +90 (212) 313 10 00.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from any sale of the securities that we make under this prospectus to our general funds and will use them for funding any potential future acquisitions, working capital, project development, capital expenditures and general corporate purposes. In addition, we may apply the proceeds of such sale to the reduction of our short-term and other indebtedness as may be described in a prospectus supplement.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, we will refer to the ordinary shares, ADSs, warrants and rights as the “offered securities”. Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us or a selling securityholder, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any US federal income tax consequences and Turkish tax considerations applicable to the offered securities.

For more detail on the terms of the offered securities, you should read the registration statement on Form F-6 (File No. 333-120618) relating to the ADSs.

PLAN OF DISTRIBUTION

The offered securities may be sold, and underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

•       ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•       block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•       an exchange distribution in accordance with the rules of the applicable exchange;

•       privately negotiated transactions;

•       settlement of short sales entered into after the date of this prospectus;

•       sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

•       through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•       by pledge to secure debts or other obligations;

•       by an underwritten public offering;

•       by an underwritten offering of debt instruments convertible into or exchangeable for ordinary shares on terms to be described in the applicable prospectus supplement;

•       in a combination of any of the above; or

•       any other method permitted pursuant to applicable law.

In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

We will advise any selling securityholder that while it is engaged in a distribution of the offered securities, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the offered securities.

TAXATION

The material Turkish and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering such securities.

LEGAL MATTERS

Certain legal matters with respect to Turkish law will be passed upon for us by our Turkish counsel, Taboglu, Ates & Demirhan. Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling LLP, who may rely, without independent investigation, on Taboglu, Ates & Demirhan regarding certain Turkish legal matters.

EXPERTS

Our consolidated financial statements as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the report of KPMG Cevdet Suner Denetim ve Yeminli Mali Musavirlik Anonim Sirketi, independent registered public accounting firm, and the report of PricewaterhouseCoopers Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.   Indemnification of Directors and Officers

The relevant provisions of the Turkish Commercial Code (the “TCC”) are Articles 336 and 321.

Article 321 provides:

“The persons authorized to represent the company are entitled to carry out various duties and legal transactions, within the object and purpose of the company, on behalf of the company and to use the company name while carrying out such activities.

The restriction of the representation authority is not effectual to the third parties in good faith. However, the announced and registered restrictions in relation to the limitation of the representation authority by allocation and joint utilization to headquarters or to a branch are valid.

Unless the contrary is indicated in the articles of association; the signatures of two individuals authorized to represent the company is adequate for the validity of the document to be prepared on behalf of the joint stock company.

The fact that a transaction performed by the persons authorized to represent the company is in violation of the articles of association or resolution of the general assembly does not impede the right of the third persons in good faith to have recourse against the company.

The joint stock company shall be liable for the tortuous acts of the persons on duty authorized to represent the company. The right of recourse of the company shall be reserved.”

Article 336 provides:

“The board directors do not have individual responsibility for the activities that they have performed on behalf of the company. However; they are severally liable regarding the issues listed hereunder against the company, the individual shareholders and the creditors of the company.

(1)   In case the payments in advance by the shareholders for the value of the share certificates are incorrect;

(2)   In case dividends distributed and paid are untrue;

(3)   In case the books required by the law are inexistent or kept without diligence;

(4)   In case the resolutions of the general assembly are not effected without any reason;

(5)   In case various tasks assigned by the law or the articles of association intentionally or negligently.

In the event that one of the tasks mentioned in paragraph 5 above is delegated to one of the board directors pursuant to Article 319, the delegate director shall be liable for that task and several liabilities shall not occur for the transaction in relation to the task at stake.’’

We have Directors and Officers Liability Insurance that covers our directors and officers from liabilities that arise in connection with performing their duties and our liabilities in connection with our directors’ and officers’ performance of their duties. The coverage amount is $40 million, and there are a number of insurers, each covering a different layer of the policy. The Directors and Officers Liability insurance is London based, but it is provided through two insurance companies in Turkey, Genel Sigorta A.S. and AIG Sigorta A.S. In 2004 we paid a premium amounting to $2.1 million, in 2005 we paid a premium of $1.8 million and in 2006 we will pay a premium of $ 1.2 million. The remaining policy that took effect in August 26, 2006 shall expire on August 26, 2007 and we will consider its renewal based on the terms and conditions offered.

Item 9.   Exhibits

Exhibits:

*1.1	Proposed form of underwriting agreement for equity securities.
*1.2	Proposed form of distribution agreement.
*4.1	Proposed form of ordinary shares warrant agreement.
*4.2	Proposed form of subscription agreement to exercise rights to purchase ordinary shares.
*5.1	Opinion of Shearman & Sterling LLP, US counsel.
**5.2	Opinion of Taboglu, Ates & Demirhan, Turkish counsel to Turkcell Iletisim Hizmetleri A.S.
23.1	Consent of KPMG Cevdet Suner Denetim ve Yeminli Mali Musavirlik A.S.
23.2	Consent of PricewaterhouseCoopers Accountants, N.V.
23.3	Consent of Taboglu, Ates & Demirhan (included in its opinion filed as Exhibit 5.2).
24	Powers of Attorney of the registrants (included on the signature pages).

*                    To be furnished on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.

**             To be supplemented on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.

Item 10.   Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)   The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Turkcell Iletisim Hizmetleri A.S., a corporation organized and existing under the laws of the Republic of Turkey, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Istanbul, Turkey, on the 8th day of November, 2006.

Turkcell Iletisim Hizmetleri A.S.
By:	/s/ KORAY OZTURKLER
Name: Koray Ozturkler
Title: Head of Investor Relations

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Serkan Okandan and Koray Ozturkler and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form F-3 registration statement has been signed by the following persons in the capacities and on the 8th day of November, 2006.

Signature	Title
/s/ SERKAN OKANDAN	Chief Financial Officer
Serkan Okandan	(Acting principal executive officer; Principal financial officer)
/s/ ALTAY KADIR YUKSEL	Business Control Head
Altay Kadir Yuksel	(Controller)
/s/ ERDAL ASIM DURUKAN	Non-executive director
Erdal Asim Durukan
/s/ MEHMET BULENT ERGIN	Non-executive director
Mehmet Bulent Ergin
/s/ ANDERS IGEL	Non-executive director
Anders Igel
/s/ MEHMET EMIN KARAMEHMET	Non-executive director and
Mehmet Emin Karamehmet	chairman

Signature	Title
Non-executive director
Alexey Khudyakov
Non-executive director
Oleg Malis
/s/ COLIN J. WILLIAMS	Non-executive director
Colin J. Williams
/s/ PUGLISI & ASSOCIATES	Authorized Representative in the
Puglisi & Associates	United States

EXHIBITS

Exhibit Number	Description
*1.1	Proposed form of underwriting agreement for equity securities.
*1.2	Proposed form of distribution agreement.
*4.1	Proposed form of ordinary shares warrant agreement.
*4.2	Proposed form of subscription agreement to exercise rights to purchase ordinary shares.
*5.1	Opinion of Shearman & Sterling LLP, US counsel.
**5.2	Opinion of Taboglu, Ates & Demirhan, Turkish counsel to Turkcell Iletisim Hizmetleri A.S.
23.1	Consent of KPMG Cevdet Suner Denetim ve Yeminli Mali Musavirlik A.S.
23.2	Consent of PricewaterhouseCoopers Accountants, N.V.
23.3	Consent of Taboglu, Ates & Demirhan (included in its opinion filed as Exhibit 5.2).
24	Powers of Attorney of the registrants (included on the signature pages).

*                    To be furnished on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.

**             To be supplemented on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.